EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90846) of ITS Networks, Inc. of our report dated December 31, 2004 related to the consolidated financial statements which appear in ITS Networks, Inc.'s Form 10KSB for the year ended September 30, 2004.

Date: January 24, 2005
Murrell, Hall, McIntosh & Co., PLLP